UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 11, 2006

(Date of earliest event reported)

Pan Pacific Retail Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1631-B South Melrose Drive Vista, California		92081
(Address of Principal Executive Offices)		(Zip Code)

(760) 727-1002

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the proposed merger between Pan Pacific Retail Properties, Inc. and a subsidiary of Kimco Realty Corporation, shareholders of Pan Pacific filed a purported class action against Pan Pacific, its directors and Kimco in the Circuit Court for Baltimore County, Maryland on behalf of all holders of stock in Pan Pacific. The complaint alleges that defendants have breached their fiduciary duties to Company shareholders and, in the case of Kimco, conspired in and aided and abetted such breaches, in causing the Company to be sold to Kimco for an inadequate consideration. On August 30, 2006, the plaintiffs filed a First Amended Class Action Complaint with the court. The aforementioned complaint is attached as an exhibit to this Current Report on Form 8-K. The Company intends to vigorously defend its rights. There can be no assurance as to the outcome of this case.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description

99.1	First Amended Complaint, filed in the Circuit Court for Baltimore County, Maryland, by Jack G. Blaz, et al., dated August 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN PACIFIC RETAIL PROPERTIES, INC.

Date: September 11, 2006	By:	/S/ JOSEPH B. TYSON
Name: Joseph B. Tyson Title: Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Exhibit Description

99.1	First Amended Complaint, filed in the Circuit Court for Baltimore County, Maryland, by Jack G. Blaz, et al., dated August 30, 2006.